CUSIP No. 292448206	Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d−1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the ordinary shares of common stock, no par value per share, of Empresas ICA, S.A.B. de C.V. Each of the undersigned further agrees and acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: December 8, 2008

REPORTING PERSON

María Asunción Aramburuzabala Larregui

By:	/s/ María Asunción Aramburuzabala Larregui

Lucrecia Aramburuzabala Larregui

By:	/s/ María Asunción Aramburuzabala Larregui
Name:	María Asunción Aramburuzabala Larregui
Title:	Attorney-in-Fact

Lucrecia Larregui González de Aramburuzabala

By:	/s/ María Asunción Aramburuzabala Larregui
Name:	María Asunción Aramburuzabala Larregui
Title:	Attorney-in-Fact